UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2019

Surgery Partners, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37576	47-3620923
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

310 Seven Springs Way, Suite 500

Brentwood, Tennessee 37027

(Address of Principal Executive Offices) (Zip Code)

(615) 234-5900

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01                                           Entry into a Material Definitive Agreement.

On March 25, 2019, Surgery Partners, Inc. (the “Company”) announced that SP Holdco I, Inc., a Delaware corporation (“Holdings”), and Surgery Center Holdings, Inc., a Delaware corporation (the “Borrower”), each a wholly-owned subsidiary of the Company, together with certain wholly-owned subsidiaries of the Borrower, entered into an amendment to the credit agreement governing their revolving credit facility (the “Revolver”), dated as of March 25, 2019 (“the Amendment”), with Jefferies Finance LLC, as administrative agent and collateral agent, and the other financial institutions party thereto from time to time, which amended and supplemented the credit agreement, dated as of August 31, 2017, and amended on October 23, 2018, by and among the Borrower, Holdings, certain wholly-owned subsidiaries of the Borrower party thereto from time to time, Jefferies Finance LLC, as administrative agent and collateral agent, and the other financial institutions party thereto from time to time (the “Credit Agreement”) to provide for an increase in the outstanding commitments under the Revolver in an amount equal to $45.0 million.  These additional commitments will automatically become operative upon satisfaction by the Borrower of certain conditions precedent set forth in the Amendment.

The foregoing description of the Amendment is qualified in its entirety by the text of the Amendment, which is attached as exhibit 10.1 to this Current Report on Form 8-K.

Item 7.01                                           Regulation FD Disclosure.

On March 25, 2019, the Company announced that its wholly-owned subsidiary, Surgery Center Holdings, Inc., intends to offer, subject to market and other considerations, $430.0 million aggregate principal amount of senior unsecured notes due 2027 (the “Offering”). The Offering is expected to be conducted pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”).

Forward-Looking Statements

This report contains “forward-looking” statements, including those regarding Surgery Partners’ intention to offer and sell, and apply the net proceeds of, the notes. These statements include, but are not limited to, the Company’s expectations regarding the Offering. These statements can be identified by the use of words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “continues,” “estimates,” “predicts,” “projects,” “forecasts,” and similar expressions. All forward-looking statements are based on management’s current expectations and beliefs only as of the date of this report and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those discussed in, or implied by, the forward-looking statements, including but not limited to the risk that the proposed offering and related redemption is not completed on the terms or in the amounts anticipated, or at all and , and the other risks identified in Item 1A under the heading “Risk Factors” recent Annual Report on Form 10-K. The Company undertakes no obligation to revise or update publicly any forward-looking statements to reflect events or circumstances after the date of this report, or to reflect the occurrence of unanticipated events or circumstances.

Item 9.01.                                        Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description

10.1	Amendment to the Credit Agreement, dated as of March 25, 2019, by and among SP Holdco I, Inc., Surgery Center Holdings, Inc., Jefferies Finance LLC and the other guarantors and lenders party thereto.
99.1	Press Release, dated March 25, 2019
99.2	Investor Presentation, dated March 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 25, 2019	SURGERY PARTNERS, INC.

	By:	/s/ Thomas F. Cowhey
Name: Thomas F. Cowhey
Title: Executive Vice President and Chief Financial Officer